EXHIBIT 10.4


                          AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                January 16, 1998

                                     among

                              GB FOODS CORPORATION

                             TLS ACQUISITION CORP.

                                      and

                         TIMBER LODGE STEAKHOUSE, INC.

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                               TABLE OF CONTENTS

                                                                            PAGE

                                   ARTICLE I

                                   THE MERGER

1.1     The Merger............................................................ 2
1.2     Closing............................................................... 2
1.3     Effective Time of the Merger.......................................... 2
1.4     Effects of the Merger................................................. 2

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                            CONSTITUENT CORPORATIONS

2.1     Conversion of Shares.................................................. 2
2.2     Surrender and Payment................................................. 3
2.3     Fractional Shares..................................................... 4
2.4     Stock Options......................................................... 5
2.5     Warrants.............................................................. 5

                                   ARTICLE III
                            THE SURVIVING CORPORATION

3.1     Certificate of Incorporation.......................................... 5
3.2     Bylaws................................................................ 5
3.3     Directors............................................................. 5

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.1     Representations and Warranties of the Company......................... 6
        (a) Organization, Standing and Corporate Power........................ 6
        (b) Capital Structure................................................. 6
        (c) Authority; Noncontravention....................................... 7
        (d) SEC Documents; Financial Statements; No Undisclosed Liabilities... 8
        (e) Nature of Business and Assets..................................... 8
        (f) Inventory......................................................... 9
        (g) Licenses, Approvals, etc.......................................... 9
        (h) Real Properties................................................... 9
        (i) Tangible Personal Property........................................10
        (j) Intellectual Property.............................................10
        (k) Environmental Compliance..........................................10
        (l) Absence of Certain Changes or Events..............................11
        (m) Litigation........................................................12

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        (n) Compliance with Laws..............................................12
        (o) Absence of Changes in Stock or Benefit Plans......................13
        (p) ERISA Compliance..................................................13
        (q) Taxes.............................................................15
        (r) Contracts; Debt Instruments.......................................16
        (s) Insurance.........................................................18
        (t) Interests of Officers and Directors...............................18
        (u) Approval by Board.................................................18
        (v) Brokers...........................................................18
        (w) Fairness Opinion..................................................18
        (x) Pooling of Interests..............................................18
        (y) Disclosure........................................................18

4.2     Representations and Warranties of Parent and Merger Subsidiary........19
        (a) Organization, Standing and Corporate Power........................19
        (b) Capital Structure.................................................19
        (c) Authority; Noncontravention.......................................19
        (d) SEC Documents; Financial Statements; No Undisclosed
             Liabilities......................................................20
        (e) ..................................................................21
        (f) Litigation........................................................21
        (g) Absence of Changes................................................21
        (h) Exchange Act Reports..............................................21
        (i) Brokers...........................................................21
        (j) Fairness Opinion..................................................21
        (k) Pooling of Interests..............................................21
        (1) Disclosure........................................................21

4.3     Delivery of Disclosure Schedules......................................22

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

5.1     Conduct of Business...................................................22
5.2     Affiliate Agreements..................................................24
5.3     Access to Information.................................................24
5.4     No Solicitation.......................................................24
5.5     Pooling of Interests; Tax Treatment...................................25

                                   ARTICLE VI
                               COVENANTS OF PARENT

6.1     Conduct of Business...................................................25
6.2     Affiliate Agreements..................................................25
6.3     Confidentiality.......................................................26
6.4     Obligations of Merger Subsidiary......................................26

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6.5     Employee Benefit Plans................................................26
6.6     Indemnification and Insurance.........................................26
6.7     Nasdaq Listing........................................................27
6.8     Publication of Combined Financial Results.............................27
6.9     Registration Relating to Company Options..............................27
6.10    Access to Information.................................................27
6.11    Pooling of Interests; Tax Treatment...................................27

                                   ARTICLE VII
                       COVENANTS OF PARENT AND THE COMPANY

7.1     HSR Act Filings; Reasonable Efforts; Notification.....................27
7.2     Stockholder Meeting; Proxy Material...................................28
7.3     Press Releases........................................................30
7.4     Securities Reports....................................................30
7.5     Stockholder Approvals.................................................30

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

8.1     Conditions to the Obligations of Each Party...........................31
8.2     Conditions to the Obligations of Parent and Merger Subsidiary.........31
8.3     Conditions to the Obligations of the Company..........................33

                                   ARTICLE IX
                                   TERMINATION

9.1     Termination...........................................................35
9.2     Effect of Termination.................................................36

                                    ARTICLE X
                                  MISCELLANEOUS

10.1    Notices...............................................................37
10.2    Survival of Representations and Warranties............................37
10.3    Amendments; No Waivers................................................38
10.4    Fees and Expenses.....................................................38
10.5    Successors and Assigns; Parties in Interest...........................39
10.6    Severability..........................................................39
10.7    Governing Law.........................................................39
10.8    Entire Agreement......................................................39
10.9    Counterparts: Effectiveness; Interpretation...........................39

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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is entered into as of January 16, 1998, among TIMBER LODGE STEAKHOUSE, INC., a Minnesota corporation (the "Company"), GB FOODS CORPORATION, a Delaware corporation ("Parent"), and TLS ACQUISITION CORP., a Minnesota corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

         WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and the Company have approved the merger of Merger Subsidiary into the Company as set forth below (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and the Minnesota Business Corporation Act (the "MBCA"), whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Shares") shall be converted into the Merger Consideration (as deemed herein);

         WHEREAS, the Board of Directors of the Company has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Company, (ii) determined that the consideration to be paid in the Merger is fair to and in the best interests of the stockholders of the Company, (iii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iv) resolved to recommend approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby by such stockholders;

         WHEREAS, the Board of Directors of Parent has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the stockholders of the Parent, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend approval of the issuance of the Parent Common Stock (as defined herein) in connection with the Merger by the Parent's stockholders;

         WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, certain stockholders of the Company have agreed to enter into agreements with Parent in the form attached hereto as Exhibit A (the "Affiliate Agreement");

         WHEREAS, Fidelity National Financial, Inc. ("Fidelity") intends to exercise options to purchase shares of stock of the Parent as more particularly described in Article VIII;

         WHEREAS, it is intended that the Merger be accounted for as a "pooling of interests"; and

         WHEREAS, Parent, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation thereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

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                                    ARTICLE I
                                   THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MBCA, Merger Subsidiary shall be merged with and into the Company at the Effective Time (as defined herein). At the Effective Time, (i) the separate corporate existence of Merger Subsidiary shall cease, and (ii) the Company shall continue as the surviving corporation as a direct wholly-owned subsidiary of Parent (Merger Subsidiary and the Company are sometimes hereinafter referred to as "Constituent Corporations" and, as the context requires, the Company, after giving effect to the Merger, is sometimes hereinafter referred to as the "Surviving Corporation").

1.2 Closing. The closing of the Merger (the "Closing") shall take place as soon as practicable, but in any case on or prior to the third business day after which all of the conditions set forth in Article VIII hereof shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"). At the time of the Closing, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Minnesota (the "Certificate of Merger") and make all other filings or recordings required by the MBCA in connection with the Merger.

1.3 Effective Time of the Merger. The Merger shall, subject to the MBCA, become effective as of such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Minnesota or at such later time as is specified in the Certificate of Merger (the "Effective Time").

1.4 Effects of the Merger. From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and shall be subject to all of the restrictions, disabilities, duties and liabilities of the Company and Merger Subsidiary shall cease to exist, all as provided under the MBCA.

                                   ARTICLE II
                       EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS

2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or the holder of any shares of capital stock of Merger Subsidiary:

         (a) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation; and

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         (b) each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.8000 of a share (the "Exchange Ratio") of Parent's common stock, par value $0.08 per share (the "Parent Common Stock"), without interest, together with cash in lieu of any fractional share of Parent Common Stock as provided in Section 2.3 below (the "Merger Consideration"); provided however, that the Exchange Ratio shall be subject to adjustment as follows:

                  (i) If the Average Parent Common Stock Price (as defined in
Section 9.1(vi) below) is less than $7.50, Parent or the Company may terminate this Agreement as provided in Section 9.1(vi) below or, alternatively, Parent may elect to increase the Exchange Ratio to the number (rounded to the nearest 1/10000) determined by dividing $7.61 by the Average Parent Common Stock Price, in which event the Company shall not have the right to terminate this Agreement; and

                  (ii) If the Average Parent Common Stock Price is more than $14.00, the Exchange Ratio shall be reduced to a number (rounded to the nearest 1/10000) equal to the product of the Exchange Ratio multiplied by a fraction, the numerator of which is $14.00 and the denominator of which is the Average Parent Common Stock Price.

         In the event, prior to the Effective Time, of any recapitalization of Parent through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or any reorganization reclassification or other change in its outstanding shares into the same or a different number of shares of other classes, or a declaration of or dividend on its outstanding shares payable in shares of its capital stock (a "Capital Change"), then the Exchange Ratio shall be appropriately adjusted so as to maintain after such Capital Change the relative proportionate interests in the number of shares of Parent Common Stock (assuming consummation of the Merger) which the holders of Shares and the holders of shares of Parent Common Stock had immediately prior to such Capital Change.

2.2 Surrender and Payment.

         (a) Prior to the Effective Time, Parent shall appoint a bank or trust company (the "Exchange Agent") for the purpose of exchanging certificates representing Shares for the Merger Consideration. Parent will make available to the Exchange Agent the Merger Consideration to be paid in respect of the Shares (the "Exchange Fund"). Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares as of the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares to the Exchange Agent). The Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided in this Section 2.2. The Exchange Fund shall not be used for any other purpose, except as provided in this Agreement.

         (b) Each holder of Shares that have been converted into the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares and other customary documentation, will be entitled to receive the Merger Consideration payable in respect of such Shares. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate

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previously representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of the certificates representing such Shares, as contemplated hereby.

         (c) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of the Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of such Shares or establish to the satisfaction of the Parent and the Exchange Agent that such tax has been paid or is not required. For purposes of this Agreement, "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

         (d) After the Effective Time, there shall be no further transfers of Shares. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with, the procedures set forth in this Article II.

         (e) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to this Agreement that remains unclaimed by the holders of Shares twelve months after the Effective Time shall be returned to Parent, upon Parent's demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section 2.2 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such holder's Shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to and in accordance with the requirements of applicable abandoned property, escheat or similar laws.

         (f) No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock for which the record date is after the Effective Time shall be paid to the holder of any certificate formerly representing Shares until such certificate is surrendered to the Exchange Agent as provided herein. Following surrender of any such certificate, there shall be paid to the holder of record thereof (i) certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (ii) as promptly as practicable the amount of dividends or other distributions having a record date after the Effective Time paid with respect to such whole shares of Parent Common Stock prior to their surrender and
(iii) on the appropriate payment date, the amount of dividends or other distributions payable with respect to such whole shares of Parent Common Stock and having a record date after the Effective Time but a payment date subsequent to their surrender.

2.3 Fractional Shares. No fractional shares of Parent Common Stock will be issued in connection with the Merger. In lieu of any fractional share of Parent Common Stock to which the holder of any Share would otherwise be entitled to receive, such holder shall be entitled to receive an amount of cash equal to the value of such fractional shares of Parent Common Stock, which value shall be based upon the Average Parent Common Stock Price (as defined in ss 9.1(vi) below). The fractional interests of each holder of Shares will be aggregated so that no holder of Shares will receive cash in an amount equal to or greater than the value of one whole share of

Parent Common Stock. Parent shall provide sufficient funds to the Exchange Agent to make the payments contemplated by this Section 2.3.

2.4 Stock Options. At the Effective Time, each Company Option and NQSO (as defined below) shall be assumed by the Parent and shall thereafter be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such Company Option, the same Merger Consideration as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Option in full immediately prior to the Effective Time and been the holder of the Shares issuable upon exercise of such Company Option, at an exercise price per share calculated by dividing the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option by the number of full shares of Parent Common Stock deemed purchasable pursuant to such option; provided, however, that in the case of any Company Option to which Section 421 of the Code applies by reason of its qualification as an "incentive stock option" the exercise price and the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code. "Company Option" means any option granted, whether or not exercisable, and not exercised or expired, to a current or former employee, director or independent contractor of the Company or any predecessor thereof to purchase Shares pursuant to the Company's 1995 Stock Option Plan, as amended (the "Option Plan"). "NQSO" means the non-qualified stock options granted to the Company's officers in November, 1992.

2.5 Warrants. At the Effective Time, the warrant to purchase 120,000 Shares, dated December 9, 1993, issued to John G. Kinnard and Company, Incorporated (the "Warrants") shall be assumed by the Parent in accordance with the provisions of such Warrant and shall thereafter be deemed to constitute a warrant to purchase, on the same terms and conditions as were applicable under such Warrant, the same Merger Consideration as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective Time and been the holder of the Shares issuable upon exercise of such Warrant, at an exercise price to be determined in accordance with the provisions of such Warrant.

                                  ARTICLE III
                           THE SURVIVING CORPORATION

3.1 Articles of Incorporation. The Articles of Incorporation of the Company in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

3.2 Bylaws. The bylaws of the Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

3.3 Directors. Upon the Effective Time, the Board of Directors of the Surviving Corporation shall consist of five (5) members, and the initial directors of the Surviving Corporation shall, until successors are duly elected and qualified in accordance with applicable law, be William P. Foley, II, Andrew F. Puzder, Frank
P. Willey, Dermot F. Rowland, and Tom Thompson.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Merger Subsidiary, as of the date hereof and as of the Closing Date, subject to the exceptions and qualifications set forth in the disclosure schedule delivered by the Company to Parent and Merger Subsidiary pursuant to Section 4.3 of this Agreement (the "Disclosure Schedule"), as follows (whenever the representations or warranties of the Company are qualified by the knowledge of the Company, knowledge shall mean actual knowledge after reasonable investigation of the fact or matter in question of the management employees of the Company identified in Section 4.1 of the Disclosure Schedule):

         (a) Organization. Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Minnesota and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to have a "Company Material Adverse Effect," which for purposes of this Agreement means to (i) have a material adverse effect on the value, condition (financial or otherwise), prospects, business, insurability or result of operations of the Company, (ii) impair the ability of any party hereto to perform its obligations under this Agreement or (iii) prevent or materially delay consummation of any of the transactions contemplated by this Agreement. The Company has delivered to Parent complete and correct copies of its Articles of Incorporation and bylaws. The Company is not a party to any joint venture, partnership or similar business or entity (the "Joint Ventures"). The Company does not have any subsidiary. For purposes of this Agreement, a "subsidiary" of any person means another person in which such first person, directly or indirectly, owns 50% or more of the equity interests or has the right, through ownership of equity, contractually or otherwise, to elect at least a majority of its Board of Directors or other governing body.

         (b) Capital Structure. The authorized capital stock of the Company consists of 10,000,000 Shares par value $0.01 per share. As of December 31, 1997, (i) 3,625,750 Shares were issued and outstanding, (ii) Company Options to Purchase 247,500 Shares were outstanding, (iii) no Shares were reserved for issuance pursuant to the NQSO, and (iv) 120,000 Shares were reserved for issuance upon exercise of the Warrants. Except as set forth above, no shares of capital stock or other equity or voting securities of the Company are authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all Shares which may be issued pursuant to the Company Options or the Warrants will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness or securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 4.1(b) and in Section 4.1(b) of the Disclosure Schedule there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Section 4. 1(b) of the Disclosure Schedule also sets forth a true and correct list of the Company Options and Warrants which are outstanding as of the date hereof, which list sets forth, for each holder of a Company Option or Warrant, the number of Shares subject thereto, the exercise price and the expiration date thereof. There are no outstanding rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company to repurchase, redeem or otherwise acquire or dispose of any shares of capital stock or other equity or voting securities of the Company or any securities of any type described in the two immediately preceding sentences.

         (c) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined below) required in connection with the consummation of the Merger, to consummate the transactions contemplated by this Agreement. The Merger requires the approval by the affirmative vote of the holders of a majority of the outstanding Shares (the "Company Stockholder Approval"), which approval is the only vote of the holders of any class or series of the capital stock of the Company necessary to approve the Merger and this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, except for the Company Stockholder Approval in connection with the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien (as defined below) upon any of the properties or assets of the Company under, (i) except as disclosed in
Section 4.1(c)(i) of the Disclosure Schedule, the Articles of Incorporation or bylaws of the Company, (ii) except as disclosed in Section 4. 1(c)(ii) of the Disclosure Schedule, any loan or credit agreement, note, bond, mortgage, indenture, Lien, lease or any other contract, agreement, instrument, permit, commitment, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets, other than any such conflicts, violations, or defaults that, individually or in the aggregate, would not have a Company Material Adverse Effect. No consent, approval, franchise, order, license, permit, waiver or authorization of, or registration, declaration or filing with or exemption, notice, application, or certification by or to (collectively, "Consents") any federal, state or local government or any arbitration panel or any court, tribunal, administrative or regulatory agency or commission or other governmental authority, department, bureau, commission or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this

Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement except for (i) the required Consents listed in
Section 4.1(c)(i) and 4.1(c)(ii) of the Disclosure Schedule, (ii) the filing of the Certificate of Merger in accordance with the MBCA and similar documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and (iv) such other Consents as to which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect. The term "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same effect as any of the foregoing.

         (d) SEC Documents; Financial Statements: No Undisclosed Liabilities. The Company has timely filed all reports, schedules, forms, statements, exhibits and other documents required to be filed with the Securities and Exchange Commission ("SEC") by the Company (the "Company SEC Documents") under or pursuant to the Exchange Act or the Securities Act. True and correct copies of each of the Company SEC Documents have been provided or made available to Parent. As of their respective dates, or as subsequently amended prior to the date of this Agreement, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis throughout the periods involved (except as specified on the Disclosure Schedule) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company SEC Documents, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations which, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect.

         (e) Nature of Business and Assets. The Company is engaged in the business (the "Business") of owning and operating seventeen full-service steakhouse restaurants (the "Restaurants"), under the name "Timber Lodge Steakhouse." All assets used in the operation of the Business (the "Restaurant Assets") constitute all of the assets necessary to conduct the operations of the Restaurants in the ordinary course of business. All of the assets owned and leased by the Company that are used or held for use in the operation of the Restaurants are included in the Restaurant Assets and, except as set forth in Sections 4.1(h) and 4.1(i)(ii) below at the Effective Time good and marketable title to the Restaurant Assets will be vested in the Surviving Corporation, free and clear of all claims, indebtedness, liabilities, Liens and rights of any third party. All of the Restaurant Assets, including all equipment, machinery and other items of tangible property, have continuously been maintained by the Company in the ordinary course of business. As of the Effective Time, the Restaurant Assets will be in good working condition and repair (ordinary wear and tear excepted) and are suitable for use in connection with the operation of the Restaurants. The Restaurant Assets do not require any material repair other than in the normal course of business which would require an expenditure in excess of $5,000 per Restaurant or $25,000 in the aggregate. Schedule 4.1(e) of the Disclosure Schedule sets forth a true, correct and complete list of each item of personal property representing Restaurant Assets having a net book value of more than $5,000.

         (f) Inventory. The Company's inventory of food, beverages, utensils and supplies (the "Inventory") for each Restaurant, as of the Effective Time, is (i) sufficient for the operation of such Restaurant consistent with the ordinary course of business; (ii) consists of items which are good and merchantable within commercially reasonable standards in the restaurant industry; and (iii) are of a quality and quantity presently usable or saleable in the ordinary course of business.

         (g) Licenses, Approvals. etc. The Company possesses or has been granted all registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers of any Governmental Entity (federal, state and local) necessary to enable it to conduct its business in the manner in which it is presently being conducted (the "Licenses"), which Licenses are listed in Section 4.1(g) of the Disclosure Schedule. Except as described in Section 4.1(g) of the Disclosure Schedule, all of the Licenses are in full force and effect. Except as described in Section 4.1(g) of the Disclosure Schedule, no action of any kind is pending or, to the knowledge of the Company, threatened seeking the revocation or limitation of any of the Licenses.

         (h) Real Properties. The Company does not own any real property.
Section 4. 1(h) of the Disclosure Schedule lists all real property (including all land and buildings, "Real Estate") leased by the Company, stating the name of the lessor or sublessor, whether the property is leased as lessee or sublessee, and giving each property's address. The Company has delivered or caused to be delivered to Parent complete and accurate copies of the written leases and subleases which relate to the Real Estate, together with all amendments or supplements thereto (the "Leases"). The Company has not received written notice of condemnation or eminent domain proceedings and is not aware of any such proceedings pending or threatened against any Real Estate property. Except as disclosed in Section 4.1(h) of the Disclosure Schedule, the Company has not received any notice from any city, village or other Governmental Entity of any zoning, ordinance, building, fire or health code or other legal violation in respect of any Real Estate. The Leases are in full force and effect and are valid, binding and enforceable in accordance with their respective terms; no amount payable under any Lease is past due; the Company is in compliance in all material respects with all commitments and obligations on its part to be performed or observed under each Lease and is not aware of the failure by any other party to any Lease to comply in all material respects with all of its commitments and obligations; the Company has not received any written notice (A) of a default (which has not been cured), offset or counterclaim under any Lease, or, any other communication calling upon it to comply with any provision of any Lease or asserting noncompliance, or asserting the Company has waived or altered its rights thereunder, and no event or condition has happened or presently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any Lease on the part of the Company or any other party, or (B) of any complaint, claim, prosecution, indictment, action, suit, arbitration, investigation or proceeding by or before any Governmental Entity (an "Action") against any party under any Lease which if adversely determined would result in such Lease being terminated or cut off; and
(v) the Company has not assigned, mortgaged, pledged or otherwise encumbered its interest, if any, under any Lease.

         (i) Tangible Personal Property. Except as disclosed in Section 4.1(i) of the Disclosure Schedule, the Company (i) has good and valid title to all the tangible personal property material to its business and reflected in the latest audited financial statements included in the Company SEC Documents as being owned by the Company or acquired after the date thereof (except properties consumed, sold or otherwise disposed of in the ordinary course of business since the date thereof), free and clear of all Liens except (A) statutory Liens securing payments not yet due and (B) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair its Business operations, and (ii) is the lessee of all tangible personal property material to the Company's Business and reflected as leased in the latest audited financial statements included in the Company SEC Documents (or on the books and records of the Company as of the date thereof or acquired after the date thereof, except for leases that have expired by their terms or that have been transferred in the ordinary course of business) and is in possession of the properties purported to be leased thereunder, and each such lease is valid and in full force and effect without default thereunder by the lessee or, to the Company's knowledge, the lessor. The Company enjoys peaceful and undisturbed possession under all such leases. Such owned and leased tangible personal property is in good working order, reasonable wear and tear excepted.

         (j) Intellectual Property. The Company has presently effective federal and state registrations of its trade marks, trade names and service marks (the "Registered Marks") as listed in Section 4.1(j) of the Disclosure Schedule, and the same are adequate for use in, and the protection of, the Business. No person other than the Company has any right to use any Registered Mark in any fashion other than as described on Schedule 4.l(j), no person has claimed or is claiming that any Registered Mark infringes any property or right of such person, and no person is engaged in any infringing use of a Registered Mark or uses any name or mark confusingly similar to any Registered Mark. The Company does not own any patents (including design patents) except as listed in Schedule 4.1(j) of the Disclosure Schedule.

         (k) Environmental Compliance.

                  (i) For purposes of this Section 4.1(k), (A) "Hazardous Substance" means any pollutant contaminant, hazardous or toxic substance or waste, solid waste, petroleum or any fraction thereof, or any other chemical substance or material listed or identified in or regulated by or under any Environmental Law; (B) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss 6901 et seq., the Clean Water Act, 33 U.S.C. ss 1251 et seq., the Clean Air Act, 42 U.S.C. ss 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss 2601 et seq., the Safe

Drinking Water Act, 42 U.S.C. ss 300f et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss 11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. ss 651 et seq., the Oil Pollution Act, 33 U.S.C. ss 2701 et seq., in each case as amended from time to time, and all regulations promulgated thereunder, and any other statute, law, regulation, ordinance, bylaw, rule, judgment, order, decree or directive of any Governmental Entity dealing with pollution or the protection of natural resources or the indoor or ambient environment or with the protection of human health or safety, and (C) "RCRA Hazardous Waste" means a solid waste that is listed or classified as a hazardous waste, as that term is defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss 6901 et seq.

                  (ii) Except as set forth on Section 4.1(k) of the Disclosure
Schedule: (A) there are no claims pending against the Company, or any of its predecessors (the "Company Interests") relating to or arising out of a Hazardous Substance nor are any such claims, to the Company's knowledge, threatened against Company Interests, nor has the Company received any notice, alleging or warning that any Real Estate or any real property previously operated by any Company Interests is, has been or may be in violation of or in noncompliance with any Environmental Law; (B) to the Company's knowledge, no Hazardous Substance is now present in amounts, concentrations or conditions requiring removal, remediation or any other response, action or corrective action under, or forming the basis of a claim pursuant to, any Environmental Law, in, on, from or under the Real Estate or any real property previously owned or operated by any Company Interests; (C) the Real Estate is not being and has not been during the period of time they have been leased by any Company Interests used in connection with the business of manufacturing, storing or transporting Hazardous Substances, and no RCRA Hazardous Wastes are being or have been during the period of time operated by any Company Interests treated, stored or disposed of there in violation of any Environmental Law; and (D) there neither are now nor have there been during the period of time they have been operated by any Company Interests any underground storage tanks, lagoons or other containment facilities of any kind which contain or contained any Hazardous Substances on the Real Estate.

                  (iii) The Company has made available to the Parent true and correct copies of any and all written communications received by the Company from any Governmental Entity relating in whole or in part to the existence of Hazardous Substances at any Real Estate or any real property previously owned or operated by any Company Interests or the compliance of the owners, operators or lessees thereof with respect to any Environmental Law.

         (l) Absence of Certain Changes or Events. Except as contemplated by this Agreement or disclosed in Section 4.1(l) of the Disclosure Schedule, since September 10, 1997, the Company has conducted the Business only in the ordinary course consistent with past practice, and there has not been (i) any event, occurrence or development which, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of the Company,
(iii) any adjustment, split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company to any current or former director, officer or employee of the

Company of any material increase in compensation or benefits, except for grants to employees who are not officers or directors in the ordinary course of business consistent with past practice, (B) any granting by the Company to any such director, officer or employee of any increase in severance or termination pay (including the acceleration in the vesting of Shares (or other property) or the provision of any tax grossup), or (C) any entry by the Company into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer or employee, (v) any damage, destruction or loss, whether or not covered by insurance, that has had or could have a material adverse effect on the Restaurants or a Company Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company, (vii) any amendment, waiver or modification of any material term of any outstanding security of the Company,
(viii) any incurrence, assumption or guarantee by the Company of any material indebtedness for borrowed money or other material obligations, other than in the ordinary course of business consistent with past practice, (ix) any creation or assumption by the Company of any Lien on any asset, other than financing transactions in the ordinary course of business consistent with past practice,
(x) any making of any lease, loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practice, but in no event in the amount of more than $10,000 for any one transaction or $50,000 in the aggregate, (xi) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business of more than $10,000 for any one transaction or $50,000 for any series of transactions, (xii) any acquisition or disposition of any assets involving more than $10,000 per transaction or $50,000 in the aggregate or any merger or consolidation with any person, (xiii) any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practice, or (xiv) any agreement, commitment, arrangement or undertaking by the Company to perform any action described in clauses (i) through (xiii).

         (m) Litigation. Except as disclosed in Section 4.1(m) of the Disclosure Schedule, there are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company.

         (n) Compliance with Laws. The conduct by the Company of the Business is and has been in compliance with (i) all statutes and laws, (ii) all regulations, ordinances, and rules, and (iii) all judgments, orders or decrees to which the Company is subject or is a party, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect or to give rise to material fines or other material civil penalties or any criminal liabilities. Except as set forth on Section 4.1(n) of the Disclosure Schedule, the Company has not received any notice or other communications relating to any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any Governmental Entity, or of any investigation with respect thereto, applicable to the Company.

         (o) Absence of Changes in Stock or Benefit Plans. Except as disclosed in Section 4.1(o) of the Disclosure Schedule or as required under this Agreement, since January 1, 1997, there has not been (i) any acceleration, amendment or change of the period of exercisability or vesting of any Warrant, NQSO, or Company Options under the Option Plan (including any discretionary acceleration of the exercise periods or vesting by the Company's Board of Directors or any committee thereof or any other persons administering the Option
Plan) or any authorization of cash payments in exchange for the Warrant, the NQSO, or any Company Options under the Option Plan, (ii) any adoption or material amendment by the Company of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, worker's compensation, disability, supplementary unemployment benefits, or other plan, arrangement or understanding (whether or not legally binding) or any employment agreement providing compensation or benefits to any current or former employee, officer, director or independent contractor of the Company or any beneficiary thereof or entered into, maintained or contributed to, as the case may be, by the Company (collectively, "Benefit Plans"), or (iii) any adoption of, or amendment to, or change in employee participation or coverage under, any Benefit Plans which would increase materially the expense of maintaining such Benefit Plans above the level of the expense incurred in respect thereof for the fiscal year ended on January 1, 1997.

         (p) ERISA Compliance.

                  (i) Section 4.1(p) of the Disclosure Schedule contains a list of all "employee pension benefit plans" (defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plans" (defined in Section 3(1) of ERISA) and all other employee benefit plans (collectively the "Benefit Plans"). With respect to each Benefit Plan, the Company has delivered or made available to Parent a true, correct and complete copy of: (A) each writing constituting a part of such Benefit Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (B) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (C) the current summary plan description, if any; (D) the most recent annual financial report, if any; and (E) the most recent determination letter from the Internal Revenue Service, if any.

                  (ii) Section 4.1(p) of the Disclosure Schedule identifies each Benefit Plan that is intended to be a "qualified plan" within the meaning of
Section 401(a) of the Code ("Qualified Plans"). No request for a favorable determination letter has been filed with the Internal Revenue Service with respect to any such Qualified Plan, but the Company believes that each such Qualified Plan is in fact so "qualified" within the meaning of Section 401(a) of the Code, and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

                  (iii) The Company has complied, and is now in compliance, in all material respects with all provisions of ERISA, the Code, and all laws and regulations applicable to the Benefit Plans of which the failure to comply would have a Company Material Adverse Effect. Except as set forth in Section 4.1(p) of the Disclosure Schedule, no prohibited transaction has occurred with respect to any Benefit Plan. All contributions required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected in the Company SEC Documents.

                  (iv) No Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Neither the Company nor any of its ERISA Affiliates (as defined below) has at any time since January 1, 1993, contributed to or been obligated to contribute to any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or any plan with two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability (as defined below) that would be a liability of the Company following the Closing. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Benefit Plans.

                  (v) Except as set forth in the Company SEC Documents or in
Section 4.1(p) of the Disclosure Schedule, the Company does not have any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company.

                  (vi) Except as set forth in Section 4.1(p) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company. Without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (vii) No labor organization or group of employees of the Company has made a pending demand for recognition or certification, and there are no representation or arbitration proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company.

                  (viii) There are no pending or threatened claims, and the fiduciaries of the Benefit Plans have not advised the Company that, with respect to their duties to the Benefit Plans or the assets or any of the trusts under any of the Benefit Plans, there are any pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Benefit Plans, which could reasonably be expected to result in any material liability of the Company to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any multiemployer Benefit Plan.

         (q) Taxes. For purposes of this Agreement, (A) the term "Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed with respect to federal, state, local and foreign Taxes (as defined below) or for information purposes, and the term "Return" means any one of the foregoing Returns, and (B) the term "Taxes" shall mean all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, and any and all other taxes, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

                  (i) Except as set forth in Section 4.1(q)(i) of the Disclosure Schedule, the Company has duly prepared and timely filed all federal, state, local and foreign Returns which were required to be filed by or in respect of the Company, or any of its properties, income and/or operations. As of the time they were filed, such Returns accurately reflected the material facts regarding the income, business, assets, operations, activities, status of the entity on whose behalf the Return was filed and any other information required to be shown thereon. No extension of time within which the Company may file any Return is currently in force.

                  (ii) With respect to all amounts in respect of Taxes, including interest and penalties imposed on the Company or for which the Company is or could be liable, whether to taxing authorities or to other persons, all material amounts required to be paid by or on behalf of the Company to taxing authorities or to other persons have been paid.

                  (iii) The Company has not been advised that there is any review or audit in progress by any taxing authority of any Tax liability of the Company currently in progress. Except as disclosed in Section 4.1(q)(iii) of the Disclosure Schedule, the Company has not received any written notice of any pending or threatened audit by the Internal Revenue Service or any state, local or foreign agency of any Returns or Tax liability of the Company for any period. The Company currently has no unpaid deficiencies assessed by the Internal Revenue Service or any state, local or foreign taxing authority arising out of any examination of any of the Returns of the Company nor, to the knowledge of the Company, is there reason to believe that any material deficiency will be assessed.

                  (iv) No agreements are in force or are currently being negotiated by or on behalf of the Company for any waiver or for the extension of any statute of limitations governing the time of assessments or collection of any Tax. No closing agreements or compromises concerning Taxes of the Company are currently pending.

                  (v) The Company has withheld from each payment made to any of its officers, directors and employees, the amount of all applicable Taxes, including, but not limited to, income tax, social security contributions, unemployment contributions, backup withholding and other deductions required to be withheld therefrom by any Tax law and have paid the same to the proper Taxing authorities within the time required under any applicable Tax law.

                  (vi) There are no tax Liens, whether imposed by any federal, state, local or foreign taxing authority, outstanding against any assets owned by the Company, except for Liens for Taxes that are not yet due and payable. None of the assets owned by the Company is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provisions of former Section 168(f)(8) of the Code. None of the assets owned by the Company directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets owned by the Company is "tax-exempt use property" within the meaning of Section 168(h) of the Code. The Company is a "United States person" within the meaning of the Code.

                  (vii) Except as set forth in Section 4.1(q)(vii) of the Disclosure Schedule, the Company is not a party to any agreement, contract, or arrangement that, individually or collectively, could give rise to the payment of any amount (whether in cash or property, including Shares or other equity interests) that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m), 162(n) or 280G of the Code.

         (r) Contracts; Debt instruments.

                  (i) Except as otherwise disclosed in Section 4.1(r)(i) of the Disclosure Schedule, the Company is not a party to or subject to:

                           (A) any collective bargaining or other agreements
                  with labor unions, trade unions, employee representatives, work committees, guilds or associations representing employees of the Company;

                           (B) any employment, consulting, severance,
                  termination, or indemnification agreement, contract, lease or arrangement, including any oral agreement, contract, lease or arrangement which requires the payment of over $5,000 per annum, with any current or former officer, consultant, agent, director or employee;

                           (C) any lease for real or personal property which
                  requires the Company to pay, or under which the Company is expected to receive, on an annual basis, in excess of $100,000;

                           (D) any agreement, contract, instrument, arrangement
                  or commitment to repurchase assets previously sold or leased, or to indemnify or otherwise compensate the purchaser in respect thereof;

                           (E) any agreement, contract, policy, License,
                  document, instrument, arrangement or commitment that materially limits the freedom of the Company to compete in any line of business or with any person or in any geographic area or which would so materially limit the freedom of the Parent or any of their subsidiaries after the Effective Time;

                           (F) any agreement or contract relating to any
                  outstanding commitment for material capital expenditures, or any partially or fully executory agreement or contract relating to the acquisition or disposition of rights or assets other than those entered into in the ordinary course consistent with past practices;

                           (G) any sale-leaseback, conditional sale, exclusive
                  dealing, brokerage, finder's fee contract or agreement; or

                           (H) any other agreement, contract, policy, license,
                  document, instrument, arrangement or commitment not made in the ordinary course of business which is material to the Company or any one or more of the Restaurants and which is not otherwise disclosed in the Disclosure Schedules.

                  (ii) The Company and, to the knowledge of the Company, none of the other parties to any of the contracts and agreements identified in Section 4.1(r)(i) of the Disclosure Schedule or otherwise disclosed in the Company SEC Documents, is in default under (or, with the giving of notice or passage of time or both would be in default under) or has terminated any such contract or agreement, or in any way expressed to the Company an intent to materially reduce or terminate the amount of its business with the Company in the future.

                  (iii) Set forth in Section 4.1(r)(iii) of the Disclosure
Schedule is (A) a list of all sale-leaseback, loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of the Company is outstanding or may be incurred, (B) the respective principal amounts currently outstanding thereunder, and (C) any interest rate swaps, caps, floors or option agreements or similar interest rate risk management agreements. Except as set forth in Section 4.1(r)(iii) of the Disclosure Schedule, all such indebtedness is prepayable at any time without penalty, subject to the notice provisions of the agreements governing such indebtedness (which, except as set forth in Section 4.1(r)(iii) of the Disclosure Schedule, do not require a notice period of more than thirty days). For purposes of this Section 4.1(r)(iii), "indebtedness" shall mean, with respect to any person, without duplication, (A) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (B) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such person upon which interest charges are customarily paid, (D) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (E) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (F) all capitalized lease obligations of such person, (G) all indebtedness of others secured by any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such person under interest rate or currency swap transactions (valued at the termination of value thereof),
(I) all letters of credit issued for the account of such person, (J) all obligations of such person to purchase securities (or other property) which arises out of or in connection with the sale of the same or substantially similar securities or property, and (K) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person.

         (s) Insurance. The Company is covered by valid and currently effective insurance policies issued in favor of the Company as listed on the Disclosure Schedule. To the best knowledge and belief of the Company, such insurance is adequate to protect Company from all normal industry exposures. All such policies are in full force and effect, all premiums due thereon have been paid and the Company has complied with the provisions of such policies with respect to which the failure to comply would result in a cancellation of, or increase in premium in connection with, such policies. The Company has not received any written notice from or on behalf of any insurance carrier issuing policies or binders relating to or covering the Company that there will be a cancellation or non-renewal of existing policies or binders, or that a material modification of any of the methods of doing business will be required.

         (t) Interests of Officers and Directors. Except as disclosed in the Company SEC Documents, neither the Company's officers or directors, nor any member of their respective immediate families, or any entity with respect to which any such person is an affiliate, has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company, or any other business relationship with the Company.

         (u) Approval by Board. The Board of Directors of the Company duly authorized and approved the execution and delivery of this Agreement by the Company and the transactions contemplated hereby prior to the execution by the Company of this Agreement.

         (v) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         (w) Fairness Opinion. Pauli & Company has been engaged to deliver its opinion regarding the fairness, from a financial point of view, to the holders of Shares of the consideration to be paid in the Merger, which opinion shall be delivered in writing to the Company's Board of Directors immediately prior to the date the Company mails the Prospectus/Proxy Statement to the Company's stockholders, as provided in Section 7.2 below.

         (x) Pooling of Interests. Since the execution of the letter of intent dated December 11, 1997 between the Company and the Parent regarding the Merger (the "Letter of Intent"), the Company has not taken or agreed to take any action, or omitted or agreed to omit to take any action, which would disqualify the Merger as a "pooling of interests" for accounting purposes.

         (y) Disclosure. The representations and warranties of the Company contained in this Agreement are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Company which has not been disclosed to Parent in the Disclosure Schedule which has had, or would reasonably be expected to have, a Company Material Adverse Effect.

4.2 Representations and Warranties of Parent and Merger Subsidiary. Parent and Merger Subsidiary represent and warrant to the Company, as of the date hereof and as of the Closing Date, subject to the exceptions and qualifications set forth in the disclosure schedule to be delivered by the Parent to the Company pursuant to Section 4.3 of this Agreement (the "Parent Disclosure Schedule"):

         (a) Organization Standing and Corporate Power. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not reasonably be expected to be a "Parent Material Adverse Effect," which means to (i) have a material adverse effect on the value, condition (financial or otherwise), prospects, business, or results of operations of the Parent and its subsidiaries as a whole, (ii) impair the ability of any party hereto to perform its obligations under this Agreement or (iii) prevent or materially delay consummation of any of the transactions contemplated by this Agreement. The Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and bylaws and of the Articles of Incorporation and bylaws of Merger Subsidiary.

         (b) Capital Structure. The authorized capital stock of the Parent consists of 50,000,000 Shares par value $0.08 per share. As of December 31, 1997, (i) 6,570,984 Shares were issued and outstanding, (ii) no Shares were held by the Parent, and (iii) there were outstanding options to purchase 998,012 shares and warrants to purchase 4,000,000 shares of Parent Common Stock. Except as set forth above, no shares of capital stock or other equity or voting securities of the Parent are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Parent are, and all shares of Parent Common Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are not any bonds, debentures, notes or other indebtedness or securities of the Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Parent may vote. The authorized capital stock of Merger Subsidiary consists of 1,500 shares, without par value. As of the date hereof, 100 such shares were issued and outstanding.

         (c) Authority Noncontravention. Parent and Merger Subsidiary have all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Common Stockholder Approval (as defined below), to consummate the transactions contemplated by this Agreement. The affirmative vote of the holders of a majority of the shares of Parent Common Stock represented and voted on a proposal to approve the merger is required to complete the Merger (the "Parent Common Stockholder Approval"), which approval is the only vote of the holders of any class or series of the capital stock of Parent necessary to approve the transactions contemplated hereby. Except for Parent Common Stockholder Approval, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and, assuming this Agreement constitutes a valid and binding agreement of the Company, constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, modification or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the Certificate or Articles of Incorporation or bylaws of Parent or Merger Subsidiary, (ii) except as to be disclosed in Section 4.2(c) of the Parent's Disclosure Schedules, any loan or credit agreement, note, bond, mortgage, indenture, leases or other contract, agreement, instrument, permit, concession, franchise or license a pplicable to Parent or Merger Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Merger Subsidiary or any other subsidiary of Parent or their respective properties or assets, other than any such conflicts, violations or defaults that, individually or in the aggregate, would not have a "Parent Material Adverse Effect". Other than those Consents referred to in the Disclosure Schedule on the part of the Company, no Consent of any Governmental Entity is required by or with respect to Parent, Merger Subsidiary or any other subsidiary of Parent in connection with the execution and delivery of this Agreement or the consummation by Parent or Merger Subsidiary, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the Consents disclosed in Section 4.2(b) of the Parent Disclosure Schedule, (ii) the filing of the Certificate of Merger in accordance with the MBCA and similar documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) compliance with applicable requirements of the Exchange Act and the Securities Act, and applicable state blue sky laws, with respect to the Registration Statement and the Prospectus/Proxy Statement, and (iv) such other Consent as to which the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a Parent Material Adverse Effect.

         (d) SEC Documents; Financial Statements: No Undisclosed Liabilities. Parent has provided or made available to the Company true and correct copies of all reports, schedules, forms, statements, exhibits and other documents filed with the SEC by Parent under or pursuant to the Exchange Act since January 1, 1996 (the "Parent SEC Documents"), all of which were timely filed with the SEC. As of their respective dates, or as subsequently amended prior to the date of this Agreement, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Parent included in the Parent SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as specified on the Parent Disclosure Schedule) and fairly present the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         (e) The Parent is engaged in the business of operating Mexican quick-service restaurants under the trade name "The Green Burrito" at leased facilities, and the sale and supervision of franchises to operate such restaurants under that trade name. As of December 31, 1997, there were 7 Green Burrito stores owned by the Parent, 40 standalone stores operated by franchisees and 134 dual-concept (i.e., incorporated into existing quick-service restaurants) stores operated by franchisees.

         (f) Litigation. Except as reflected in the financial and other information delivered to the Company by Parent as referred to above, or except as otherwise described by Parent in writing to the Company, there is no judicial or administrative action, suit, proceeding or investigation pending or, to the knowledge of Parent, threatened, which would be required to be reported by Parent in its annual report on Form 10-K (under the Exchange Act) if such 10-K were filed with the SEC on the date hereof.

         (g) Absence of Changes. Since September 10, 1997, there has not been any material adverse change in the business, financial condition or operations or prospects of Parent, or any event or condition (other than changes in legal, economic or other conditions which are not specially applicable to Parent) which has materially and adversely affected the business or financial condition of Parent and its subsidiaries, taken as a whole.

         (h) Exchange Act Reports. Parent has filed in a timely manner all reports required to be filed by it under the Exchange Act during at least the 12-month period preceding the date of this Agreement, and agrees to give the Company a copy of each such report filed between the date hereof and the Closing Date.

         (i) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or any of its subsidiaries.

         (j) Fairness Opinion. Piper Jaffray Inc. has been engaged to deliver its opinion regarding the fairness, from a financial point of view, of the consideration to be paid in the Merger to the holders of Parent Common Stock, which opinion shall be delivered in writing to the Parent's Board of Directors immediately prior to the date the Parent mails the Prospectus/Proxy Statement to the Parent's stockholders.

         (k) Pooling of Interests. Since the execution of the Letter of Intent the Parent has not taken or agreed to take any action, or omitted or agreed to omit to take any action, which would disqualify the Merger as a "pooling of interests" for accounting purposes.

         (l) Disclosure. The representations and warranties of the Parent contained in this Agreement are true and correct in all material respects, and do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Parent which has not been disclosed to the Company in the Parent Disclosure Schedule and the Parent SEC Documents, taken as a whole, which has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

4.3 Delivery of Disclosure Schedules. Each of Company and Parent agrees to deliver its respective Disclosure Schedule to the other party within five business days after the execution of this Agreement; any failure to so deliver shall be a breach of this Agreement and shall permit the nonbreaching party to terminate this Agreement in accordance with Article IX. Upon receipt of the other party's Disclosure Schedule, either of Company or Parent (respectively) may object to any matter disclosed therein and terminate this Agreement, provided that such objection is made and termination effected not later than the tenth business day after receipt of the Disclosure Schedule from the other party or the fifteenth business day after the execution of this Agreement, whichever is later.

                                   ARTICLE V
                            COVENANTS OF THE COMPANY

         The Company agrees that:

5.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Company shall carry on the Business in the ordinary course of business in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers (as a group) and employees, at reasonably required staffing levels, and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as contemplated by this Agreement or as set forth in Section 5.1 of the Disclosure Schedule, the Company shall not, without the prior written approval of Parent:

         (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock; (ii) adjust, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof, or any rights, warrants or options to acquire any such shares or other securities;

         (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options, including Company Options, to acquire, any such shares, voting securities or convertible securities (other than the issuance of Shares upon the exercise of the NQSOs, Company Options, or Warrants outstanding as of the date hereof or as contemplated by Section 5.1(l) hereof);

         (c) amend its Articles of Incorporation, bylaws or other comparable charter or organizational documents;

         (d) amend, modify or waive any provision of any material contract or agreement to which the Company is a party, including, without limitation, any such agreements identified in the Disclosure Schedule;

         (e) mortgage or otherwise encumber or subject to any Lien or sell, lease, license, transfer or otherwise dispose of any material properties or assets, except in the ordinary course of business consistent with past practice or pursuant to existing contracts or commitments which were delivered to Parent prior to its execution of this Agreement;

         (f) amend, modify or waive any material term of any outstanding security of the Company.

         (g) incur, assume, guarantee or become obligated with respect to any indebtedness (as defined in Section 4.1(r) hereof), other than drawings on existing revolving credit facilities listed in Section 4.1(r) of the Disclosure
Schedule in the ordinary course of business, consistent with past practice and in accordance with the terms thereof or incur, assume, guarantee or become obligated with respect to any other material obligations other than in the ordinary course of business and consistent with past practice;

         (h) make or agree to make any new capital expenditures or acquisitions of assets or property or other acquisitions or commitments in excess of $20,000 individually or $50,000 in the aggregate or otherwise acquire or agree to acquire any material assets or property;

         (i) make any material tax election or take any material tax position (unless required by law and then only with prior or concurrent notice to Parent) or change its fiscal year or accounting methods, policies or practices (except as required by changes in GAAP and then only with prior or concurrent notice to Parent) or settle or compromise any material income tax liability;

         (j) enter into or commit to enter into, any lease, loan, advance or capital contributions to or investment in any person other than in the ordinary course of business consistent with past practices;

         (k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction thereof, in the ordinary course of business consistent with past practice and in accordance with their terms, or release or waive any material rights or claims, or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company is a party;

         (l) except as described in the Disclosure Schedule, (i) grant to any current or former director, officer or employee of the Company any increase in compensation or benefits, except for employees who are not officers or directors in the ordinary course of business consistent with past practice or any grant pursuant to any existing contract or agreement, (ii) grant to any such director, officer, or employee any increase in severance or termination pay (including the grant of, or acceleration in the exercisability of, any stock options or warrants (including the NQSOs, Company Options or Warrant) or in the vesting of Shares or other property except for automatic acceleration in accordance with the terms of the NQSOs, Option Plan, or Warrant), or (iii) enter into any employment, deferred compensation, severance or termination agreement or arrangement with or for the benefit of any such current or former director, officer, or employee;

         (m) (i) take or agree or commit to take any action that would make any representation or warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time; or

         (n) authorize any of, or commit or agree to take any of, the foregoing actions.

5.2 Affiliate Agreements. The Company will obtain and deliver to Parent, as promptly as possible but not later than five business days prior to Closing, a signed representation letter substantially in the form of Exhibit A hereto from each executive officer and director of the Company and each stockholder of the Company who may reasonably be deemed an "affiliate" of the Company within the meaning of such term as used in Rule 145 under the Securities Act (all of such persons are named in Section 5.2 of the Disclosure Schedule) and for purposes of qualifying for pooling of interests accounting treatment for the Merger, and shall obtain and deliver to Parent a signed representation letter substantially in the form of Exhibit A from any person who becomes an executive officer or director of the Company or any stockholder who becomes such an "affiliate" after the date hereof as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) such person achieves such status. Notwithstanding the foregoing, Parent shall not be permitted to terminate the Agreement because of the Company's failure to obtain an Affiliate Agreement from any shareholder other than a director or officer of Company, unless, in the judgment of counsel to Parent, such failure results in material adverse tax consequences to the Parent or (post-Closing) the Company or exposes the Parent or (post-Closing) the Company to a material risk of liability relating to improper disclosure in the Prospectus/Proxy Statement.

5.3 Access to Information. From the date hereof until the Effective Time, the Company will (i) give Parent, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company (including to perform any environmental studies), (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial operating and property related data and other information as such persons may reasonably request, and (iii) instruct the Company's employees, counsel and financial advisors to cooperate with Parent in its investigations of the Business; provided that no investigation pursuant to
Section 5.3 shall affect any representation or warranty given by the Company hereunder.

5.4 No Solicitation. The Company agrees that neither the Company nor any of its officers and directors shall, and the Company shall direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by the Company) not to, initiate, continue, solicit, or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of the Company) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of the Company (any such proposal or offer being hereinafter referred to as an

"Acquisition Proposal") or, subject to the fiduciary duties of the Board of Directors of the Company under the MBCA, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or, enter into any agreement or understanding with any other person or entity with the intent to effect any Acquisition Proposal. The Company will take all necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.4. The Company will notify Parent immediately, orally and in writing (including the names of any party making and the principal terms of any such proposal), if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Company. Immediately following the execution of this Agreement, the Company will request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof (the "Confidentiality Agreements") to return all confidential information heretofore furnished to such person by or on behalf of the Company. Subject to the fiduciary duties of the Board of Directors of the Company under the MBCA, the Company will keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry.

5.5 Pooling of Interests: Tax Treatment. The Company shall not take any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" that would be tax free to the stockholders of the Company pursuant to Section 368(a) of the Code.

                                   ARTICLE VI
                              COVENANTS OF PARENT

         Parent and Merger Subsidiary agree that:

6.1 Conduct of Business. During the period from the date of this Agreement to the Effective Time, the Parent shall carry on the business in which it is presently engaged in the ordinary course of business in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers (as a group) and employees, at reasonably required staffing levels, and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it.

6.2 Affiliate Agreements. The Parent has obtained or will promptly hereafter obtain a signed representation letter substantially in the form of Exhibit B hereto from each executive officer and director of the Parent and each stockholder of the Parent who may reasonably be deemed an "affiliate" of the Parent within the meaning of such term as used in Rule 145 under the Securities Act (all of such persons are named in Section 6.2 of the Disclosure Schedule) and for purposes of qualifying for pooling of interests accounting treatment for the Merger, and shall obtain a signed representation letter substantially in the form of Exhibit B from any person who becomes an executive officer or director of the Parent or any stockholder who becomes such an "affiliate" after the date hereof as promptly as practicable after (and shall use its reasonable best efforts to obtain and deliver within five days after) such person achieves such status.

6.3 Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the Company furnished to Parent in connection with the transactions contemplated by this Agreement except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Parent, (ii) in the public domain through no fault of Parent or (iii) later lawfully acquired by Parent from sources other than the Company, provided that Parent may disclose such information to its officers, directories, employees, accountants counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons have a need to know such information, are informed by Parent of the confidential nature of such information and are directed by Parent to treat such information confidentially. Parent's obligation to hold any such information in confidence shall be satisfied if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, Parent will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, deliver to the Company, upon request, or, at the election of Parent, destroy, all documents and other materials and all copies thereof, obtained by Parent or on its behalf from the Company in connection with this Agreement that are subject to such confidentiality.

6.4 Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on terms and conditions set forth in this Agreement.

6.5 Employee Benefit Plans. Parent shall have the right to continue, amend or terminate any of the Benefit Plans in accordance with the terms thereof and subject to any limitation arising under applicable law.

6.6 Indemnification and Insurance.

         (a) From and after the Effective Time, the Parent shall cause the Company to indemnify, defend and hold harmless each person who is now, or who becomes, prior to the Effective Time, an officer, director, employee or agent of the Company (the "Indemnified Parties") against losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Parent which shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") at least to the same extent as the officers, directors, employees and agents of the Parent are indemnified pursuant to the Parent's Articles of Incorporation, Bylaws and any standing shareholder and director resolutions. As long as any person who is now or has ever been a director of the Company is a director of the Surviving Corporation, the Parent will cause the Surviving Corporation to maintain a provision in its Articles of Incorporation excluding director liability for good faith actions to the extent and as permitted by Section 302A.25 1 subd(4) of the MBCA.

         (b) The contractual obligation provided under paragraph (a) of this
Section 6.4 is intended to benefit, and be enforceable directly by, the Indemnified Parties, and shall be binding on all respective successors of Parent and the Company.

6.7 Nasdaq Listing. Parent shall use its best efforts to list for quotation on the Nasdaq Small Cap Market, subject to official notice of issuance, the shares of Parent Common Stock to be issued in the Merger.

6.8 Publication of Combined Financial Results. Provided that the merger can be accounted for as a "pooling of interests," Parent shall use reasonable efforts to publish as soon as practicable after the end of its first fiscal quarter which includes at least 30 days of post-Merger combined operations, combined sales and net income figures and any other financial information necessary as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135 and any related accounting rules.

6.9 Registration Relating to Company Options. Parent shall register the shares of Parent Common Stock issuable upon exercise of the Company Options after the Effective Time in either the Registration Statement or in a registration statement on Form S-8 to be filed as soon as practicable following the Effective Time, and shall cause the shares of Parent Common Stock issuable upon exercise thereof from and after the Effective Time, when issued, to be listed for quotation on the Nasdaq Small Cap Market.

6.10 Access to Information. From the date hereof until the Effective Time, the Parent will give the Company, its counsel, financial advisors, auditors and other authorized representatives full access (during normal business hours and upon reasonable advance notice) to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Parent and its subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial, operating and property related data and other information as such persons may reasonably request and will instruct the Parent's and its subsidiaries' employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of the Parent and its subsidiaries; provided that no investigation pursuant to this Section 6.8 shall affect any representation or warranty given by the Parent hereunder.

6.11 Pooling of Interests; Tax Treatment. The Parent shall not take any action which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" that would be tax free to the stockholders of the Company pursuant to Section 368(a) of the Code.

6.12 Board of Directors Approval. The Parent shall use its best efforts to obtain the Board of Directors' authorization and approval of the execution and delivery of this Agreement by the Parent and the transactions contemplated hereby.

                                  ARTICLE VII
                      COVENANTS OF PARENT AND THE COMPANY

         The parties hereto agree that:

7.1 Reasonable Efforts; Notification.

         (a) Subject to the fiduciary duties of their respective Boards of Directors, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all other necessary registrations and filings (including other filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the preparation, filing and dissemination of the Registration Statement and the Prospectus/Proxy Statement, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         (b) Notwithstanding anything to the contrary in Section 7.1(a)(i) neither Parent nor any of its subsidiaries shall be required to divest, or cause or permit the Company or its affiliates to divest, any of their respective businesses, product lines or assets, or to make or agree to take any other action or agree to any limitation that could reasonably be expected to have a material adverse effect on the value, condition (financial or otherwise), prospects, business or results of operations of Parent and its subsidiaries taken as a whole or of the Company or all such entities taken together, and neither Parent or Merger Subsidiary shall be required to waive any of the conditions to the Merger set forth in Article VIII.

         (c) Each party shall give prompt notice to the other party of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any respect or (ii) the failure by it to comply with or satisfy in any respect any covenant, condition or agreement to be compiled with or ratified by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (d) The Company shall give prompt notice to Parent, and Parent or Merger Subsidiary shall give prompt notice to the Company, of:

                  (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any in connection with the transactions contemplated by this Agreement; and

                  (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting it which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to
Section 4.1(m) or Section 4.2(f) or which relate to the consummation of the transactions contemplated by this Agreement.

7.2 Stockholder Meeting: Proxy Material.

         (a) For the purpose (i) of holding meetings of stockholders of Parent and Company to approve this Agreement, the Merger and, with respect to Parent, the issuance of shares of Parent Common Stock in the Merger, and (ii) of registering under the Securities Act the Parent Common Stock to be issued as contemplated by this Agreement, the parties hereto shall cooperate in the preparation of an appropriate registration statement (such registration statement, together with all and any amendments and supplements thereto, being herein referred to as the "Registration Statement"), which shall include a prospectus/joint proxy statement satisfying all applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder (such prospectus/joint proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Prospectus/Proxy Statement"). At the time the Registration Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and Parent, at all time subsequent to such mailing (including, without limitation, the time such stockholders vote upon a proposal to approve and adopt this Agreement and the Merger), and at the Effective Time, the Registration Statement and the Prospectus/Proxy Statement, as supplemented or amended, if applicable, will (i) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act, and (ii) not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (b) Parent shall furnish such information concerning Parent and Merger Subsidiary as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Parent and Parent Common Stock or the Merger Subsidiary, to be prepared in accordance with Section 7.2(a). Parent agrees promptly to advise the Company if at any time prior to the Parent or Company stockholders' meetings held to consider and vote on the Merger any information provided by Parent or the Merger Subsidiary in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect.

         (c) The Company shall furnish Parent with such information concerning the Company as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company to be prepared in accordance with Section 7.2(a). Parent agrees to provide the Company with reasonable opportunity to review and comment on the Prospectus/Proxy Statement. The Company agrees promptly to advise Parent if at any time prior to the Parent or Company stockholders' meetings any information provided by the Company in the Prospectus/Proxy Statement becomes incorrect or incomplete in any material respect, and to provide Parent with the information needed to correct such inaccuracy or omission.

         (d) Parent shall promptly file the Registration Statement with the SEC. Parent shall use reasonable efforts to cause the Registration Statement to become effective under the Securities Act at the earliest practicable date. The Company authorizes Parent to utilize in the Registration Statement the information concerning the Company provided to Parent for the purpose of inclusion in the Prospectus/Proxy Statement, provided that the Company and its counsel shall have an opportunity to review the Registration Statement prior to filing with the SEC and shall otherwise participate in responding to the comments of the SEC and the process of achieving the effectiveness of the Registration Statement. Parent shall promptly furnish copies of all written communications from the SEC, and written summaries of all oral communications with the SEC, to the Company and its counsel. Parent shall advise the Company promptly when the Registration Statement has become effective and of any supplements or amendments thereto, and Parent shall furnish the Company with copies of all such documents. Prior to the Effective Time or the termination of this Agreement, each party shall consult with the other with respect to any material (other than the Prospectus/Proxy Statement) that might constitute a "prospectus" relating to the Merger within the meaning of the Securities Act prior to using or disseminating such prospectus. Parent shall also take all steps necessary to comply with any applicable state securities laws ("Blue Sky Laws"), for which an exemption is not available, with respect to the Parent Common Stock to be issued in the merger.

         (e) Parent shall use reasonable efforts to cause to be delivered to the Company a letter relating to the Registration Statement from Grant Thornton LLC, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (f) The Company shall use reasonable efforts to cause to be delivered to Parent a letter relating to the Registration Statement from Ernst & Young LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

         (g) Parent and the Company shall each bear 50% of all SEC and state Blue Sky Laws filing fees with respect to the Registration Statement and all printing and mailing costs in connection with the preparation of the Prospectus Proxy Statement. Each party shall bear the expenses of mailing of the Prospectus/Proxy Statement to its respective stockholders (including multiple copies to brokers and other nominees). Parent and the Company shall bear their own legal and accounting expenses in connection with the Registration Statement.

7.3 Press Releases. Parent and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party and reasonable opportunity to comment from making any disclosure which is required by law, regulation or stock exchange requirements.

7.4 Securities Reports. Each of Parent and Company agrees to timely file all reports required to be filed by it pursuant to the Exchange Act between the date of this Agreement and the Effective Time. Each of Parent and the Company agree to provide the other party with copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Time within five days after the date such reports or other documents are filed with the SEC.

7.5 Stockholder Approvals. Each of Parent and the Company shall call a meeting of its stockholders for the purposes of voting upon this Agreement and the Merger, and shall schedule such meeting based on consultation with the other party.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) the Registration Statement shall have been declared effective and shall not be subject to any stop orders of the SEC;

         (b) no provision of any applicable law or regulation and no judgment, injunction, order, decree or other legal restraint shall prohibit the consummation of the Merger.

         (c) the Parent Common Stock to be issued to holders of Shares in the Merger shall have been filed for listing and quotation on the Nasdaq Small Cap Market, subject to official notice of issuance; and

         (d) Fidelity National Financial, Inc. shall have exercised currently outstanding warrants to purchase shares of Parent Common Stock for a cash purchase price aggregating not less than $5,000,000.

8.2 Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are further subject to the satisfaction of the following conditions:

         (a) there shall not be instituted or pending any action by any Governmental Entity (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by Parent or Merger Subsidiary of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transactions contemplated by this Agreement or the Merger, (ii) seeking to restrain or prohibit Parent's or Merger Subsidiary's ownership or operation (or that of their respective subsidiaries or affiliates) of all or any portion of the business or assets of the Company, or of Parent and its subsidiaries or affiliates, or to compel Parent or any of its subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company, or of Parent and its subsidiaries and affiliates, (iii) seeking to impose limitations on the ability of Parent and its subsidiaries or affiliates effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares acquired or owned by Parent or any of its subsidiaries or affiliates on all matters properly presented to the Company's stockholders, (iv) seeking to require divestiture by Parent or any of its subsidiaries or affiliates of any Shares, or (v) that otherwise, in the reasonable judgment of Parent, is likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect;

         (b) the Company shall have performed in all material respects its covenants and agreements under this Agreement, and the representations and warranties of the Company set forth in this Agreement shall be true in all material respects when made and at and as of the Effective Time as if made at and as of such time; and Parent and Merger Subsidiary shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company to that effect;

         (c) no change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change) that, in the reasonable judgment of Parent, has or is likely to have a Company Material Adverse Effect.

         (d) each of the persons described in Section 5.2 of the Disclosure Schedule shall have executed and delivered an Affiliate Agreement;

         (e) Parent shall have been furnished with (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement, the Affiliates Agreements and the transactions contemplated hereby and thereby were taken, together with a certificate dated as of the Effective Time executed on behalf of the Company by its corporate secretary certifying to Parent that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded;

         (f) the Parent Common Stockholder Approval shall have been obtained;

         (g) shareholders (if any) of the Company who have objected to the merger and taken steps necessary to exercise their dissenting stockholders' rights of appraisal shall hold in the aggregate no more than 4% of the outstanding Stock of the Company;

         (h) Parent shall have received from Piper Jaffray Inc. the "fairness" opinion contemplated by Section 4.2(k) hereof;

         (i) the Company shall have completed the acquisition of the JB's restaurants described on Schedule 8.2;

         (j) the Company shall have entered into a written lease for its home office facilities at 4021 Vernon Avenue South, St. Louis Park, Minnesota, on terms and conditions reasonably acceptable to Parent;

         (k) Peter Bedzyk shall have entered into a written employment agreement with Company on terms and conditions, including length of time and compensation, reasonably satisfactory to Parent and Mr. Bedzyk;

         (l) the Board of Directors of the Parent shall have duly authorized and approved the execution and delivery of this Agreement by the Parent and the transactions contemplated;

         (m) nothing shall have come to the attention of the Parent in the course of its due diligence investigation of the Company which could reasonably be expected to have a Company Material Adverse Effect; and

         (n) Parent shall have received an opinion of counsel from Larkin, Hoffman, Daly & Lindgren, Ltd., counsel to the Company, in form and substance reasonably satisfactory to Parent and its counsel, and dated the Closing Date, to the effect that:

                  (i) The Company is duly organized and existing under the laws of the State of Minnesota and has the power and authority to engage in its business as presently conducted, and is a corporation in good standing under the laws of the State of Minnesota and is qualified as a foreign corporation in good standing under the laws of any state or jurisdiction where the ownership or the conduct of its business receive such qualification.

                  (ii) The Company has the corporate power and authority to execute and deliver, and perform its obligations under, this Agreement.

                  (iii) This Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against it in accordance with its terms.

                  (iv) The execution, delivery and performance of this Agreement by the Company, and the consummation of the Merger by the Company, will not violate the articles of incorporation and by-laws of the Company and, to such counsel's knowledge after due inquiry, will not violate any agreement to which the Company is a party or by which the Company's assets are bound;

                  (v) Except as may be specified by such counsel or set forth on the Disclosure Schedule, such counsel knows of no litigation, proceeding or governmental investigation pending or threatened against or relating to the Company, or any of its respective assets and businesses, or the Company Stock; and

                  (vi) The authorized and outstanding capital stock of the Company is as specified in Section 4.1(b) hereof, of which all such outstanding shares are validly issued and outstanding, fully paid and nonassessable.

In rendering the foregoing opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, as to matters of fact, upon certificates of government officials or of any officer or officers of the Company, copies of which shall be expressly referred to in such opinion and shall accompany such opinion. In addition, such counsel, in rendering such opinion, shall be permitted to assume the authenticity of the Company's stock book or records of its stock transfer agent and, if found in the Company's minute book and otherwise proper in form and appearance, the authenticity of the minutes of any directors' meetings and shareholders' meetings.

8.3 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the further satisfaction of the following conditions:

         (a) there shall not be instituted or pending any action by any Governmental Entity (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation by the Company of the Merger, seeking to obtain material damages or imposing any material adverse conditions in connection therewith or otherwise directly or indirectly relating to the transactions contemplated by this Agreement or the Merger, (ii) that otherwise, in the reasonable judgment of Company, is likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect;

         (b) Parent and Merger Subsidiary shall have performed in all material respects their covenants and agreements under this Agreement, and the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement that are qualified as to materiality shall be true in all material respects when made at and as of the Effective Time as if made and at and as of such time; and the representations and warranties set forth in this Agreement that are not so qualified shall be true when made and at and as of the Effective Time as if made at and as of such time; and the Company shall have received a certificate of the Chief Executive Officer of Parent and Merger Subsidiary to that effect;

         (c) the Company Stockholder Approval shall have been obtained;

         (d) no change shall have occurred or been threatened (and no development shall have occurred or been threatened involving a prospective change), other than changes resulting from changes in interest rates, that, in the reasonable judgment of the Company, has or is likely to have a Parent Material Adverse Effect.

         (e) each of the persons described in Section 6.2 of the Parent Disclosure Schedule shall have executed and delivered an Affiliate Agreement;

         (f) the Company shall have been furnished with (i) copies of the text of the resolutions by which the corporate action on the part of the Company and Merger Subsidiary necessary to approve this Agreement and the transactions contemplated hereby were taken, together with a certificate dated as of the Effective Time executed on behalf of the Company and Merger Subsidiary by the respective corporate secretaries certifying to the Company that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded.

         (g) the Company shall have received from Pauli & Company the "fairness" opinion contemplated by Section 4.1(w) hereof; and

         (h) the Company shall have received an opinion of The Stolar Partnership, dated the Closing Date to the effect that:

                  (i) Each of Parent and Merger Subsidiary is a corporation organized and existing and in good standing under the laws of its State of incorporation.

                  (ii) Each of Parent and Merger Subsidiary has the corporate power and authority to execute and deliver, and perform its obligations under, this Agreement.

                  (iii) This Agreement has been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary, has been executed and delivered by Parent and Merger Subsidiary, and is the valid and binding obligation of Parent and Merger Subsidiary, and this Agreement is enforceable against Parent and Merger Subsidiary, as the case may be, in accordance with its terms.

                  (iv) The execution, delivery and performance of this Agreement by the Parent do not violate the Certificate of Incorporation or By-Laws of Parent, and, to such counsel's knowledge, will not violate any agreement or instrument to which Parent is a party or by which it or its property is bound. The execution, delivery and performance of this Agreement by Merger Subsidiary will not violate the Articles of Incorporation or By-Laws of Merger Subsidiary, and, to such counsel's knowledge, will not violate any agreement or instrument to which Merger Subsidiary is a party or by which it or its property is bound.

                  (v) Except as may be specified by such counsel or set forth on the Disclosure Schedule, such counsel knows of no litigation, proceeding or governmental investigation pending or threatened against or relating to the Parent or Merger Subsidiary, or any of their respective assets and businesses, or the Parent Common Stock; and

                  (vi) Based solely on such counsel's review of the minute books and stock transfer records of Parent and Parent's filings with the Secretary of State of Delaware, the issuance of the Parent Common Stock in the Merger has been duly authorized by all necessary corporate action on the part of Parent. The Parent Common Stock has been duly issued in accordance with the Certificate of Incorporation and By-Laws of Parent and with applicable law, and upon delivery of such in accordance with this Agreement, such Parent Common Stock is or will be outstanding, fully-paid and non-assessable.

In rendering the foregoing opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of Parent and Merger Subsidiary, which shall be expressly referred to in such opinion and copies of which shall accompany such opinion. In addition, such counsel, in rendering such opinions, shall be permitted to assume the authenticity of Parent's stock book or records of its stock transfer agent and, if found in Parent's minute book and otherwise proper in form and appearance, the authenticity of the minutes of any directors' meetings and shareholders' meetings.

                                   ARTICLE IX
                                  TERMINATION

9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the Company Stockholder Approval or the Parent Common Stockholder Approval):

                  (i) by mutual written consent of the Company and Parent;

                  (ii) by either Parent or the Company, if at the meeting, or at any adjournment thereof, at which the Company Stockholder Approval or the Parent Common Stockholder Approval is proposed and voted upon, the Company Stockholder Approval or the Parent Common Stockholder Approval shall have not have been obtained;

                  (iii) by either the Company or Parent, if the Merger has not been consummated by May 31, 1998 (provided that the party seeking to terminate the Agreement shall not have breached its obligations under this Agreement in any material respect);

                  (iv) by Parent, at any time prior to the Effective Time, by action of the Board of Directors of Parent, if (x) there has been a breach by the Company of any of the representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case which has or could reasonably be expected to have a Company Material Adverse Effect, or (y) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent or Merger Subsidiary its approval of recommendation of this Agreement or the Merger, or shall have resolved to do any of the foregoing;

                  (v) by the Company, at any time prior to the Effective Time, by action of the Board of Directors of the Company, if (A) there has been a breach by the Parent or Merger Subsidiary of any of the representations, warranties, covenants or agreements contained in this Agreement or if any representation or warranty of the Parent or Merger Subsidiary shall have become untrue, in either case which has or could reasonably be expected to have a Parent Material Adverse Effect, or (B) the Company receives an Acquisition Proposal on terms the Company's Board of Directors (after consultation with its independent financial advisors) determines in good faith to be more favorable to the Company's stockholders than the terms of the Merger, and the Company's Board of Directors determines, upon the written advice of its legal counsel, that to continue to recommend that holders of Shares vote in favor of the Merger, notwithstanding the receipt of such offer with respect to an Acquisition Proposal, or to fail to recommend or accept the Acquisition Proposal, would violate the fiduciary duties of the Company's Board of Directors; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 9.1(v)(B) unless it has provided Parent and Merger Subsidiary with three (3) business days prior written notice of its intent to so terminate this Agreement together with a detailed summary of the terms and conditions (including proposed financing, if any) of such Acquisition Proposal; provided, further, that Parent shall receive the fees set forth in Section 10.4(b) immediately prior to or concurrently with any termination pursuant to this Section 9.1(v)(B); or

                  (vi) by either the Parent or the Company, by written notice to the other, if the Average Parent Common Stock Price (as defined below) is less than $7.50 per share, unless by written notice to the Company given not later than three (3) business days after receipt of a termination notice from the Company, the Parent agrees to increase the Exchange Ratio as permitted by
Section 2.1(c)(i). For purposes of this Agreement, the "Average Parent Common Stock Price" shall be the average of the daily closing sales price of the Parent Common Stock in the over-the-counter market (as reported by The Wall Street Journal or, if not reported thereby, as reported by another authoritative source as mutually agreed by Parent and the Company) for the 10 consecutive full trading days ending on the second business day prior to the Effective Time.

9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto or their respective officers and directors, except that the agreements contained in Sections 6.1, 7.2(g) and 10.4 shall survive the termination hereof. Specifically, and without limiting the generality of the foregoing, Parent and Merger Subsidiary agree that, except as expressly provided in this Section 9.2 or Section 10.4(b), termination of this Agreement shall be their sole and exclusive remedy for any nonwillful breach by the Company of its representations, warranties and covenants under this Agreement and the Company agrees that except as provided in this Section 9.2 termination of this Agreement shall be its sole and exclusive remedy for any nonwillful breach by Parent or Merger Subsidiary of their representations, warranties and covenants under this Agreement. If this Agreement is terminated by reason of a willful breach by a party, then the breaching party shall be liable to the non-breaching party for all actual, consequential and incidental damages suffered by the non-breaching party (including, but not limited to, reasonable attorneys', accountants' and investment brokers' fees, costs and expenses) arising from such willful breach.

                                    ARTICLE X
                                 MISCELLANEOUS

10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                  if to Parent or Merger Subsidiary, to:

                           GB Foods Corporation
                           1200 N. Harbor Blvd.
                           Anaheim, CA 92803-61093
                           Telecopy: (714) 491-6415
                           Attn: Andrew F. Puzder, Chief Executive Officer

                  with a copy to:

                           The Stolar Partnership
                           911 Washington Avenue
                           St. Louis, Missouri 63101
                           Telecopy: (314) 436-8400
                           Attn: Thomas E. Lowther, Esq.

                  if to the Company, to:

                           Timber Lodge Steakhouse, Inc.
                           4021 Vernon Avenue South
                           St. Louis Park, MN 55416
                           Telecopy: (612) 929-5658
                           Attn: Mr. Dermot F. Rowland
                                 Chief Executive Officer

                  with a copy to:

                           Larkin, Hoffman, Daly & Lindgren, Ltd.
                           1500 Norwest Financial Center
                           7900 Xerxes Avenue South
                           Bloomington, Minnesota 55431
                           Telecopy: (612) 896-3333
                           Attn: Michael W. Schley, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose of notice to the other parties. Each such notice, request or other communication shall be effective when delivered at the address specified in this
Section 10.1.

10.2 Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time except for the representations, warranties and agreements set forth in Sections 6.3, 6.6, 6.7, 6.8, 6.9, 10.2, 10.4, 10.5,
10.6, 10.7, 10.8 and 10.9.

10.3 Amendments: No Waivers.

         (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective, provided, that after the adoption of this Agreement by the stockholders of the Company or the Parent, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any Shares, or
(ii) any of the terms of the Merger which are material to the stockholders of the Company (as a group) or the Parent.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.4 Fees and Expenses.

         (a) Except as otherwise provided in Sections 7.2(g) and 10.4(b) of this Agreement, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         (b) If (w)(1) any person or group (as contemplated by Section 13(d)(3) of the Exchange Act) other than Parent or Merger Subsidiary or any of their respective subsidiaries or affiliates (collectively, an "Acquiring Person") shall have become the beneficial owner of a majority of the outstanding Shares, and (2) either the Company shall fail to obtain the Company Stockholder Approval or the Company's Board of Directors shall have withdrawn or changed its recommendation or refused to make a recommendation in favor of this Agreement and the Merger, or (x) Parent shall have terminated this Agreement pursuant to
Section 9.1(iv)(y), or (y) the Company shall have terminated this Agreement pursuant to Section 9.1(v)(B), then the Company shall promptly, but in no event later than five (5) days after the date of any request therefor, issue to the Parent options to purchase such number of shares of the Company's voting common stock as shall, after exercise of all such options, equal 19.9% of all such voting common stock then outstanding, at an exercise price (subject to customary adjustments for stock split, stock dividends and similar reclassifications or adjustments) of $4.625 per share. Such options shall be immediately exercisable without condition (other than payment of the exercise price), shall expire ten years after their date of issue, shall be fully vested and nonforfeitable, shall have customary anti-dilution provisions acceptable to Parent, shall be transferable by their holder (subject to customary restrictions relating to compliance with the Securities Act) in whole or part, and shall provide customary piggyback registration rights so that the holder may sell the shares received upon exercise in the public markets. The Company acknowledges that the agreements contained in this Section 10.4(b) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement; accordingly, if the Company fails to promptly issue the options as described above or otherwise perform its obligations pursuant to this Section 10.4(b), and, in order to obtain such performance, Parent or Merger Subsidiary Commences a suit against the Company for the options set forth this paragraph (b), the prevailing party shall pay to the other party or parties their costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amount thereof at the prime rate of the Citibank, N.A. on the date such payment was required to be made.

10.5 Successors and Assigns: Parties in Interest. The provisions of this Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or, from time to time, in part, to one or more of Parent or any of its wholly-owned subsidiaries, any or all of its rights or obligations, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations under this Agreement. Except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including to confer third party beneficiary rights.

10.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

10.7 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Minnesota, without giving effect to the principles of conflicts of laws thereof, except that the consummation and effectiveness of the Merger shall be governed by, and construed in accordance with, the MBCA.

10.8 Entire Agreement. This Agreement, including Exhibits and Schedules hereto, constitutes the entire agreement, and supersedes all other prior agreements, written and oral among the parties, with respect to the subject matter hereof.

10.9 Counterparts: Effectiveness; Interpretation. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement Whenever the words "include", "includes" or "including" are used In this Agreement, they shall be deemed to be followed by the words "without limitation".

         The parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       GB FOODS CORPORATION


                                       By: /s/ Andrew F. Puzder
                                           ------------------------------------
                                           Name: Andrew F. Puzder
                                           Title: Chief Executive Officer



                                       TLS ACQUISITION CORP.


                                       By: /s/ Andrew F. Puzder
                                           ------------------------------------
                                           Name: Andrew F. Puzder
                                           Title: Executive Vice President



                                       TIMBER LODGE STEAKHOUSE, INC.


                                       BY: /s/ Dermot F. Kowland
                                           ------------------------------------
                                           Name: Dermot F. Kowland
                                           Title: Chief Executive Officer

         Fidelity National Financial, Inc. is executing this Agreement solely for the purposes of agreeing that, if the Company's stockholders approve the Merger at the meeting held for that purpose, it will exercise currently outstanding warrants to acquire Parent Common Stock as contemplated by Section 8.1(d).

                                       FIDELITY NATIONAL FINANCIAL, INC.


                                       By: /s/ Andrew F. Puzder
                                           ------------------------------------
                                           Name: Andrew F. Puzder
                                           Title: Executive Vice President

         The undersigned is executing this Agreement solely for the purposes of acknowledging its agreement to negotiate in good faith lo sell JB Restautants to the Company as contemplated by Section 8.2(g).

                                       CKE ENTERPRISES, INC.


                                       By: /s/ Andrew F. Puzder
                                           ------------------------------------
                                           Name: Andrew F. Puzder
                                           Title: Executive Vice President

                                   EXHIBIT A

                                    FORM OF

                              AFFILIATE AGREEMENT
                              FOR STOCKHOLDERS OF
                         TIMBER LODGE STEAKHOUSE, INC.

         THIS AFFIFIATE AGREEMENT (this "Agreement") is made and entered into as of ______________, 1998, by and between GB FOODS CORPORATION, a Delaware corporation ("Parent") and the stockholder of TIMBER LODGE STEAKHOUSE, INC. a Minnesota corporation (the "Company"), identified on the signature page hereto (the "Affiliate").

                                   RECITALS:

         A. Parent and the Company are parties to that certain Agreement and Plan of Merger, dated as of ____________, 1998 (the "Merger Agreement"), which provides for the acquisition of the Company by Parent by means of a merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company (unless otherwise defined herein as the context otherwise requires, capitalized terms shall have the respective meanings set forth in the Merger Agreement);

         B. Affiliate is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of and has the right to vote and dispose of the number of shares of the outstanding capital stock of the Company on the signature page of this Agreement (the "Company Shares"), which Shares will be converted upon the Effective Time of the Merger into the right to receive shares of Parent Common Stock (the "Parent Shares"); and

         C. Affiliate understands that, since the Merger will be accounted for using the "pooling of interests" method and the Affiliate is an "affiliate" of the Company (within the meaning of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), the Parent Shares may only be disposed of in conformity with the limitations described herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Agreement to Retain Shares.

                  1.1 Transfer and Encumbrance. Affiliate agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Parent Shares or any New Shares (as defined in Section 1.2 below) or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term " Expiration Date" shall mean the date Parent shall have publicly released a report including the combined financial results of Parent and the Company for a period of at least 30 days of combined operations of Parent and the Company.

                  1.2 New Shares. Affiliate agrees that any shares of capital stock of the Company or Parent that Affiliate purchases or with respect to which Affiliate otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2. Tax Treatment; Rule 145. Affiliate understands and agrees that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes. Affiliate further understands and agrees that Affiliate may be deemed to be an "affiliate" of the Company within the meaning of Rule 145 promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

         3. Reliance Upon Representations, Warranties and Covenants. Affiliate has been informed that the treatment of the Merger as a reorganization for federal income tax purposes requires that a sufficient number of stockholders of the Company maintain a meaningful continuing equity ownership interest in Parent after the Merger. Affiliate understands that the representations, warranties and covenants of Affiliate set forth herein will be relied upon by Parent, the Company and their respective counsel and accounting firms.

         4. Representations. Warranties and Covenants of Affiliate. Affiliate represents, warrants and covenants as follows:

                  (a) Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

                  (b) Set forth below the signatures below is the number of Company Shares owned by Affiliate, including all Company Shares as to which Affiliate has sole or shared voting or investment power to acquire the shares of capital stock of the Company owned or held by Affiliate.

                  (c) Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Parent Shares that Affiliate may acquire in connection with the Merger, or any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto issued or delivered in exchange or substitution therefor (all such shares and other securities of Parent are sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless: (i) such transactions is permitted pursuant to Rule 145(c) and 145(d) under the Securities Act, (ii) counsel representing Affiliate, which counsel is reasonably satisfactory to Parent, shall have advised Parent in a written opinion letter satisfactory to Parent and Parent's legal counsel, and upon which Parent and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition; (iii) a registration statement under the Securities Act covering the Parent Shares proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other dispositions, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act; or

(iv) an authorized representative of the SEC shall have rendered written advice to Affiliate (sought by Affiliate or counsel to Affiliate, with a copy thereof and all other related communications delivered to Parent) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take any action, with respect to the proposed disposition if consummated.

         (d) Affiliate is not aware of, or participating in, any present plan or intention (a "Plan") on the part of the Company's stockholders to sell, transfer, exchange, pledge or otherwise dispose of, including a distribution by a partnership to its partners, or a corporation to its stockholders, or any other transaction which results in a reduction in the risk of ownership (any of the foregoing, a "Sale") of Parent Shares to be issued in the Merger such that the aggregate fair market value, as of the Effective Time of the Merger, of the Parent Shares subject to such Sales would exceed fifty percent (50%) of the aggregate fair market value of all shares of outstanding shares of the Company immediately prior to the Merger. For purposes of the preceding sentence, Parent Shares (i) which are exchanged for cash in lieu of fractional Parent Shares or
(ii) with respect to which a pre-Merger Sale occurs in a Related Transaction (as defined below), shall be considered to be Company Shares that are exchanged for Parent Shares in the Merger and then disposed of pursuant to a Plan. A sale of Parent Shares shall be considered to have occurred pursuant to a Plan if, among other things, such Sale occurs in a Related Transaction. For purposes of this
Section 4(d), a "Related Transaction" shall mean a transaction that is in contemplation of, or related or pursuant to, the Merger or the Merger Agreement. If any of Affiliate's representations in this subsection (d) cease to be true at any time prior to the Effective Time of the Merger, Affiliate will deliver to each of the Company and Parent, prior to the Effective Time of the Merger, a written statement to that effect, signed by Affiliate.

         5. Rules 144 and 145. From and after the Effective Time of the Merger and for so long as is necessary in order to permit Affiliate to sell the Parent Shares held by Affiliate pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent will use its reasonable efforts to file on a timely basis all reports required to be filed by it pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(l) of Rule 144 under the Securities Act, in order to permit Affiliate to sell the Parent Shares held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144.

         6. Limited Resales. Affiliate understands that, in addition to the restrictions imposed under Section 4 of this Agreement, the provisions of Rule 145 limit Affiliate's public resales of Restricted Securities.

         7. Legends. Affiliate also understands and agrees that stop transfer instructions will be given to Parent's transfer agent with respect to certificates evidencing the Restricted Securities and that there will be placed on the certificate evidencing the Restricted Securities legends stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE

                  REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN AFFILIATE AGREEMENT DATED AS OF ____________, 1998 BETWEEN THE ISSUE AND THE STOCKHOLDER, A COPY OF WHICH AFFILIATE AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICES OF THE ISSUER."

         After the Expiration Date, Parent agrees to remove the above legend, and replace such legend the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED."

         Parent agrees to remove promptly such stop transfer instructions and legend upon full compliance with this Agreement by the undersigned, including, without limitation, a sale or transfer of Parent Shares permitted under Section 4(c) above.

         8. Termination. This Agreement shall be terminated and shall be of no further force and effect if the Merger Agreement should be terminated in accordance with the terms thereof prior to the time the Merger becomes effective.

         9. Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

         10. Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding Restricted Securities as collateral.

         11. Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

         12. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

         13. Attorney's Fees. In the event of any legal actions or proceeding to enforce or interpret provisions hereof, the prevailing party shall be entitled to reasonable attorney's fees, whether or not the proceeding results in a final judgment.

         14. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                       GB FOODS CORPORATION


                                       By:
                                          --------------------------------------
                                            Name:
                                            Title:


                                       -----------------------------------------
                                       Name of Affiliate:
                                       Affiliate's Address for Notice:

                                       Company Shares beneficially owned:
                                          Shares of Common Stock:
                                          Shares subject to:
                                               Options:
                                               Warrants:
                                               Other Rights:

                                   EXHIBIT B

                                    FORM OF

                              AFFILIATE AGREEMENT
                              FOR STOCKHOLDERS OP
                              GB FOODS CORPORATION

         THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of _____________, 1998, by and between GB FOODS CORPORATION, a Delaware corporation ("Parent") and the stockholder of Parent identified on the signature page hereto (the "Affiliate").

                                   RECITALS:

         A. Parent and Timber Lodge Steakhouse, Inc., a Minnesota corporation (the "Company") are parties to that certain Agreement and Plan of Merger, dated as of _______________, 1998 (the "Merger Agreement"), which provides for the acquisition of the Company by Parent by means of a merger (the "Merger") of a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company (as otherwise defined herein as the context otherwise requires, capitalized terms shall have the respective meanings set forth in the Merger Agreement);

         B. Affiliate is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of and has the right to vote and dispose of the number of shares of the outstanding capital stock of the Parent indicated on the signature page of this Agreement (the "Parent Shares"); and

         C. Affiliate understands that, since the Merger will be accounted for using the "pooling of interests" method, the Parent Shares may only be disposed of in conformity with the limitations described herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Agreement to Retain Shares.

                  1.1 Transfer and Encumbrance. Affiliate agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber the Parent Shares or any New Shares (as defined in Section 1.2 below) or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the date Parent shall have publicly released a report including the combined financial results of Parent and the Company for a period of at least 30 days of combined operations of Parent and the Company.

                  1.2 New Shares. Affiliate agrees that any shares of capital stock of Parent that Affiliate purchases or with respect to which Affiliate otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Parent Shares.

         2. Tax Treatment: Rule 145. Affiliate understands and that it is intended that the Merger will be treated as a "reorganization" for federal income tax purposes.

         3. Termination. This Agreement shall be terminated and shall be of no further force and effect upon the termination of the Merger Agreement in accordance with the terms thereof.

         4. Counterparts. This Agreement shall be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

         5. Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding Restricted Securities as collateral.

         6. Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

         7. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware.

         8. Attorneys'' Fees. In the event of any Legal actions or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorney's fees, whether or not the proceeding results in a final judgment.

         9. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                       GB FOODS CORPORATION


                                       By:
                                          --------------------------------------
                                             Name:
                                             Title:


                                       -----------------------------------------
                                       Name of Affiliate:
                                       Affiliate's Address for Notice:

                                       Company Shares beneficially owned:
                                          Shares of Common Stock:
                                          Shares subject to:
                                               Options:
                                               Warrants:
                                               Other Rights: